UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2023

CPI CARD GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37584 (Commission File Number)	26-0344657 (I.R.S. Employer Identification No.)

	CPI Card Group Inc. 10368 W Centennial Road, Littleton, CO (Address of principal executive offices)	80127 (Zip Code)

(720) 681-6304

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	PMTS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described under Item 5.07 of this report, on May 24, 2023, at the Annual Meeting of Stockholders (“Annual Meeting”) of CPI Card Group, Inc. (the “Company”), the Company's stockholders approved an amendment (“Amendment”) to the Company's Fourth Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) to reflect new Delaware law provisions regarding officer exculpation. The Amendment was filed with the office of the Secretary of State of Delaware on May 24, 2023, and became effective upon filing.

The Amendment permits exculpation of certain officers only for direct claims brought by stockholders for breach of the fiduciary duty of care, but does not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the Company itself, or for derivative claims brought by stockholders in the name of the Company. In addition, the Amendment does not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed as Exhibit 3.1 to this report and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting, the Company’s stockholders considered four proposals, which are summarized below and described in detail in the Company’s definitive proxy statement (the “Proxy Statement”) for the Annual Meeting filed with the Securities and Exchange Commission on April 13, 2023. The following are the voting results on each matter submitted to the Company’s stockholders at the Annual Meeting.

Proposal No. 1 – Election of Directors

The Company’s stockholders elected the following individuals to the Board for a one-year term expiring at the Company’s annual meeting of stockholders in 2024:

Nominee	For	Against	Abstentions	Broker Non-Votes
Thomas Furey	7,908,945	101,886	3,328	1,498,477
Nicholas Peters	7,370,850	639,981	3,328	1,498,477
H. Sanford Riley	7,959,795	51,036	3,328	1,498,477
Scott Scheirman	7,955,911	54,920	3,328	1,498,477
Bradley Seaman	7,416,451	587,880	9,828	1,498,477
Marc Sheinbaum	7,908,627	102,204	3,328	1,498,477
Valerie Soranno Keating	7,925,594	85,429	3,136	1,498,477

Proposal No. 2 – Ratification of Appointment of KPMG LLP as Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023 by the following votes:

For	Against	Abstentions
9,214,784	284,677	13,175

Proposal No. 3 – Stockholder Advisory Vote to Approve Named Executive Officer Compensation

The Company’s stockholders voted to approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Proxy Statement, by the following votes:

For	Against	Abstentions	Broker Non-Votes
7,779,686	57,569	176,904	1,498,477

Proposal No. 4 – Amendment to Certificate of Incorporation

The Company’s stockholders voted to approve an amendment of the Company’s Certificate of Incorporation to limit the liability of certain officers of the Company as permitted by amendments to Delaware law, by the following votes:

For	Against	Abstentions	Broker Non-Votes
7,498,444	513,049	2,666	1,498,477

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Exhibit Description
3.1	Certificate of Amendment of Fourth Amended and Restated Certificate of Incorporation of CPI Card Group Inc. dated May 24, 2023.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI CARD GROUP INC.

Dated: May 31, 2023	By:	/s/ Jessica Browne
	Name:	Jessica Browne
	Title:	Deputy General Counsel & Asst Secretary